                                                                    EXHIBIT 3.27

                                     BYLAWS

                                       of

                      MARATHON MANUFACTURING HOLDINGS, INC.

                                    ARTICLE I

                                     Offices

         Section 1.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be established and maintained at the office of The Corporation Trust Company, 100 West Tenth Street, in the City of Wilmington, County of New Castle, and said corporation shall be the Registered Agent of the Corporation in charge thereof.

         Section 1.02. Other Offices. The principal place of business of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, or such other place in the State of Delaware as the Board of Directors may from time to time select, and the Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

         Section 2.01. Annual Meetings. Annual Meetings of stockholders for the election of directors and for the transaction of any proper business shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors by resolution shall determine and as set forth in the notice of the meeting. If the annual meeting of stockholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as may properly be brought before the meeting.

         Section 2.02. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock outstanding and entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any questions before the meeting shall be by written ballot. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock outstanding and having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute or of the Certificate of Incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

         The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         Section 2.03. Quorum. At all meetings of stockholders, except as otherwise required by statute or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the shares of stock outstanding and entitled to vote thereat shall be requisite for, and shall constitute a quorum for, the transaction of business. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of shares entitled to vote shall be present or represented. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.04. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Secretary and shall be called by the President or the Secretary at the request of the Board of Directors or at the request in writing of the holders of a majority of the shares of stock outstanding and having voting power. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

         Section 2.05. Notice of Meetings. Written notice stating the place, date and time of any meeting, annual or special, and, if a special meeting, the, purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date of the meeting.

         Section 2.06. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    Directors

         Section 3.01. Number and Term. The number of directors shall be three or such other number as may be fixed from time to time by resolution of the Board of Directors or by action of the stockholders. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to hold office until his successor shall be elected and qualified. Directors need not be stockholders.

         Section 3.02. Resignation. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 3.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors shall be elected and qualified.

         Unless otherwise provided by the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

         In the event that a vacancy or newly created directorship shall not have been filled by the Board of Directors, the additional director or directors may be elected by the stockholders entitled to vote thereon, either at an annual meeting of stockholders or at a special meeting called for the purpose. The director or directors so chosen shall hold office until the next annual meeting of stockholders and until their successors shall be elected and qualified.

         Section 3.04. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the holders of such shares, and the vacancies thus created may be filled, at such meeting or at any subsequent meeting, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         Section 3.05. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the stockholders by law, by the Certificate of Incorporation or by these Bylaws.

         Section 3.06. Meetings. Meetings of the Board of Directors shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall from time to time designate or as may be specified in the notice of such meeting.

         Special Meeting of the Board of Directors may be held at any, time upon the call of the President or the Secretary by notice to each director given not less than two days, or not less than three days in the case of notice given by mail, before such meeting. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

         Regular Meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. The first meeting of a newly elected Board of Directors shall be held without notice as soon as practicable after each annual meeting of the stockholders at the same place at which such meeting was held, provided a quorum is present. If a quorum is not present, such first meetings may be held at such time and such place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors.

         Section 3.07. Quorum. Not less than a majority of the total number of directors shall constitute a quorum for the transaction of business by the Board and not less than a majority of the total number of members of any committee of the Board shall constitute a quorum for the transaction of business by such committee. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a statute or the Certificate of Incorporation shall require a vote of a greater number.

         Section 3.08. Chairman of the Board. The Board of Directors may appoint from their number a Chairman of the Board who shall have such powers and duties as may be prescribed from time to time by the Board of Directors. The Chairman of the Board, or in his absence or disability the President, shall preside at all meetings of the Board of Directors. In the absence of both the Chairman of the Board and the President, the Board of Directors shall select one of their number to preside at the meeting.

         Section 3.09. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate members of the Board to constitute an Executive Committee which shall consist of not less than three (3) directors. The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of such committee. The Executive Committee shall make recommendations to the Board, and may, when the Board is not in session and to the extent that the Committee deems necessary, exercise the powers and authority of the Board in the management of the business and affairs of the Corporation; provided, however, that the Executive Committee shall have no such powers and authority in respect of (i) matters the delegation of which to a committee shall be limited by, or contrary to, law, the Certificate of Incorporation or Bylaws of the Corporation, (ii) amending the Certificate of Incorporation or Bylaws of the Corporation, (iii) filling vacancies in the Board of Directors of the Corporation (iv) declaring a dividend, (v) electing or removing officers of the Corporation, (vi) adopting or approving a plan of merger, consolidation or sale of a substantial portion of the assets of the Corporation or the dissolution or reorganization of the Corporation or (vii) such other matters as may be specified by the Board of Directors; and it may authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee shall keep records of all of its proceedings and shall report the same to the Board of Directors.

         Section 3.10. Other Committees of the Board. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate members of the Board to constitute one or more other committees, each committee to consist of two (2) or more directors of the Corporation. The Board may designate one or more directors as alternate members of such committees, who may replace any absent or disqualified member of such committees. Such committees shall have such duties and powers as the Board may determine and shall keep records of their proceedings and report the same to the Board of Directors when required. The Board of Directors, by resolution passed by a majority vote of the whole Board, at any time may change the members of, may fill vacancies in, or may discharge, any such committee.

         In the absence or disqualification of any members of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 3.11. Rules of Procedure. A majority of all the members of any committee, including the Executive Committee, may fix its rules of procedure, determine its action, fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

         Section 3.12. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer agent or otherwise and receiving compensation therefor.

         Section 3.13. Action Without Meeting; Presence at Meetings. Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such, Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    Officers

         Section 4.01. Officers. The Board of Directors as soon as may be practicable after the election of directors each year shall appoint from their number the President of the Corporation. The Board of Directors may also appoint the Chairman of the Board, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, and shall appoint a Secretary, Treasurer and a Controller, who need not be members of the Board, and may from time to time appoint such other officers' as they deem proper.

         Section 4.02. Term of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected or appointed by the Board may be removed from office at any time by an affirmative vote of a majority of the whole Board, for or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board.

         Section 4.03. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4.04. Resignation. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         Section 4.05. President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated the Chairman of the Board as Chief Executive Officer and as such shall have the general control and management of the business and affairs of the Corporation subject, however, to the control of the Board of Directors. The President shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board of Directors. The President shall have power, subject to the control of the Board of Directors, to appoint and to prescribe the duties and to fix the compensation of such agents and employees of the Corporation as he may deem necessary.

         Section 4.06. Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors or the President. In case of the absence or inability to act of the President, unless and until the Board or the Executive Committee shall otherwise determine, the duties of his office shall be performed by an Executive Vice President in order of seniority or priority established by the Board or by the President, and when so acting, the Executive Vice President shall have all the powers of and be subject to all the restrictions upon the President.

         Section 4.07. Senior Vice Presidents and Vice Presidents. Each Senior Vice President and Vice President shall have such powers and perform such duties as may be assigned to him form time to time by the President or the Board of Directors.

         Section 4.08. The Secretary. The Secretary or the officer performing his duties shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents the execution of which on behalf of the Corporation, under its seal, is necessary or proper, and when so affixed may attest the same. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 4.09. The Treasurer. The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sums and with such surety or sureties as the Board of Directors may determine; the cost of ny such bond, and any expenses incurred in connection therewith, shall be borne by the Corporation. He shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transaction as Treasurer and of the financial condition of the Corporation.

         Section 4.10. The Controller. The Controller shall from time to time perform such functions and have such responsibilities as may be determined by the Board of Directors.

         Section 4.11. Duties of Officers may be Delegated. In the case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

         Section 4.12. Compensation. The Board of Directors shall have the power to fix the compensation of all officers of the Corporation.

                                    ARTICLE V

                                  Miscellaneous

         Section 5.01. Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         Section 5.02. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

         Section 5.03. Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and, if the Corporation shall have a Transfer Agent and Registrar, may cause or authorized such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

         Section 5.04. Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificates or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates of a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

         Section 5.05. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

         Section 5.06. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividends there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.

         Section 5.07. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 5.08. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 5.09. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 5.10. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         Section 5.11. Execution of Proxies. The President, or in the absence or disability of the President, a Vice President, may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary.

         Section 5.12. Notice and Waiver of Notice. Whenever any notice is required to be given under the provisions of the law, of the Certificate of Incorporation or of these Bylaws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given on the day of such mailing. Notice to directors may also be given by telex, cable or telegram. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatever is required to be given under the provisions of any law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI

                                   Amendments

         These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, by the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such special meeting.